As filed with the Securities and Exchange Commission on May 21, 2015

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

888 Dunsmuir Street, Suite 1200 Vancouver, British Columbia	V6C 3K4
(Address of Principal Executive Offices)	(Zip Code)

Lynden Energy Corp. Stock Option Plan

(Full title of the plan)

Colin Watt

888 Dunsmuir Street, Suite 1200

Vancouver, British Columbia V6C 3K4

(Name and address of agent for service)

(604) 629-2991

(Telephone number, including area code, for agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,397,500	$ 0.41 (2)	$572,975 (2)	$66.58
Common Stock	260,000	$ 0.49 (2)	$127,400 (2)	$14.50
Common Stock	2,612,500	$ 0.66 (2)	$1,724,250 (2)	$200.36
Common Stock	8,749,841	$ 0.41 (3)	$3,587,435 (3)	$416.86

(1)	Consists of common shares of Lynden Energy Corp. (the “Registrant”) issued or to be issued or delivered on exercise of stock options under the Registrant’s Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the Registrant’s additional shares of Common Stock that become issuable under the Lynden Energy Corp. Stock Option Plan, as amended from time to time (the “Plan”) as a result of the adjustment provisions under the Plan.
(2)	Represents the exercise price of options granted pursuant to the Plan, which are outstanding and unexercised as of the date of this registration statement. Canadian dollar exercise prices have been translated into United States dollars at $1.00 United States dollar = $0.8189 Canadian dollars, which was the noon buying rate for cable transfers as certified by the Federal Reserve Bank of New York on May 19, 2015.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock reported on the TSX Venture Exchange on May 19, 2015. Canadian dollar amounts have been translated into United States dollars at $1.00 United States dollar = $0.8189 Canadian dollars, which was the noon buying rate for cable transfers as certified by the Federal Reserve Bank of New York on May 19, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant, as applicable, with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

a)	Registration Statement on Form 10 (File No. 000-55301) originally filed with the Commission on October 29, 2014, as amended by Amendment No. 1 to Registration Statement on Form 10 (File No. 000-55301), originally filed with the Commission on December 29, 2014, as further amended by Amendment No. 2 to Registration Statement on Form 10 (File No. 000-55301), originally filed with the Commission on February 10, 2015 (the “Form 10”);

b)	Quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2014, and March 31, 2015, filed with the Commission on February 17, 2015 (as amended on March 10, 2015), and May 13, 2015, respectively;

c)	Current report on Form 8-K filed with the Commission on April 24, 2015;

d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

e)	The description of the Registrant’s common stock included under the caption “Description of Registrant’s Securities to be Registered” contained in the Form 10.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As noted in the Registrant’s Form 10, subject to the Business Corporations Act (British Columbia), the Registrant’s articles require that the Registrant indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable and each director or alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in our articles. The Registrant’s articles also provide that it may indemnify any person, subject to any restrictions in the Business Corporations Act (British Columbia). The Business Corporations Act (British Columbia) prohibits indemnification if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

The Business Corporations Act (British Columbia) also prohibits indemnification and payment of expenses of an eligible party if an eligible proceeding is brought against an eligible party by the Registrant or on its behalf or by or on behalf of an associated corporation.

The Registrant’s articles permit the Registrant to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, alternate director, employee or agent or person who holds or held such equivalent position. The Registrant maintains standard directors’ and officers’ liability insurance. The Registrant has entered into indemnification agreements with each of its current directors and officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under laws of British Columbia and the laws of Canada applicable therein against liability that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number		Description

4.1	—	Certificate of Continuation of Lynden Ventures Ltd., dated February 2, 2006 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

4.2	—	Certificate of Change of Name of the Company, dated January 16, 2008 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

4.3	—	Notice of Articles of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

4.4	—	Articles of the Registrant, dated December 5, 2005 (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

10.1†	—	Lynden Energy Corp. Stock Option Plan, as amended on March 16, 2014 and approved by the TSX Venture Exchange on April 27, 2015 US 3036284v.11 (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Quarterly report on Form 10-Q filed on May 13, 2015 (File No. 000-55301))

5.1*	—	Opinion of Owen Bird L.C.

23.1*	—	Consent of Deloitte LLP

23.2*	—	Consent of Cawley, Gillespie & Associates, Inc.

23.3*	—	Consent of Owen Bird L.C. (contained in Exhibit 5.1)

24.1*	—	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.
†	Compensatory plan or arrangement.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed pursuant to Rule 424 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 21st day of May, 2015.

LYNDEN ENERGY CORP.

By:	/s/ Colin Watt
Colin Watt
President, Chief Executive Officer, Corporate Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Colin Watt, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 21st day of May, 2015.

Signature	Title

/s/ Colin Watt	President, Chief Executive Officer, Corporate Secretary and Director
Colin Watt
(Principal Executive Officer)

/s/ Laurie Sadler	Chief Financial Officer
Laurie Sadler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Bereskin	Director
Robert Bereskin

/s/ John McLennan	Director
John McLennan

/s/ Derek Michaelis	Director
Derek Michaelis

/s/ Ron Paton	Director
Ron Paton

EXHIBIT INDEX

Exhibit Number		Description

4.1	—	Certificate of Continuation of Lynden Ventures Ltd., dated February 2, 2006 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

4.2	—	Certificate of Change of Name of the Company, dated January 16, 2008 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

4.3	—	Notice of Articles of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

4.4	—	Articles of the Registrant, dated December 5, 2005 (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10 filed on October 29, 2014 (File No. 000-55301))

10.1†	—	Lynden Energy Corp. Stock Option Plan, as amended on March 16, 2014 and approved by the TSX Venture Exchange on April 27, 2015 (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Quarterly report on Form 10-Q filed on May 13, 2015 (File No. 000-55301))

5.1*	—	Opinion of Owen Bird L.C.

23.1*	—	Consent of Deloitte LLP

23.2*	—	Consent of Cawley, Gillespie & Associates, Inc.

23.3*	—	Consent of Owen Bird L.C. (contained in Exhibit 5.1)

24.1*	—	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.
†	Compensatory plan or arrangement.